                                CONTRACT SCHEDULE
                 GUARANTEED MINIMUM INCOME BENEFIT (GMIB) RIDER

EFFECTIVE DATE:                              [July 15, 2010]

GMIB PAYMENT ADJUSTMENT FACTOR:              [100%]

LAST HIGHEST ANNIVERSARY DATE:               [Owner's (or oldest Joint Owner's or Annuitant's if owner is a non-natural person) [81st] birthday]

ANNUAL INCREASE
ACCUMULATION RATE:                           [5.00%]

ANNUAL INCREASE AMOUNT CAP PERCENTAGE:       [400%]

GMIB RIDER CHARGE:                           [0.75%]

DOLLAR-FOR-DOLLAR
WITHDRAWAL PERCENTAGE:                       [5.00%]

BASIS OF GMIB ANNUITY TABLE:                 The GMIB Annuity Tables are based on the Annuity 2000
                                             Mortality Table with 10 years of mortality improvement based upon Projection Scale AA, a 10-year age setback and interest at 0.50%. (Company-adjusted to reflect amounts of monthly
                                             income payments shown in the GMIB annuity tables.)

ANNUITY OPTIONS:                             (a)  Life Annuity with 5 Years of Annuity Payments Guaranteed.

                                             (b)  Joint and Last Survivor Annuity with 5 Years of Annuity
                                                  Payments Guaranteed (Available if the youngest
                                                  Annuitant's Aattained Age is equal to or greater than age
                                                  35 on the Annuity Date).

GMIB INCOME DATE:                            [July 15, 2020]

GMIB RIDER
TERMINATION DATE:                            Contract Anniversary prior to the Owner's (or oldest Joint
                                             Owner's or Annuitant's if owner is a non-natural person)
                                             [91st] birthday

GUARANTEED PRINCIPAL OPTION FIRST EXERCISE
DATE:                                        [July 15, 2020]

GMIB FIRST OPTIONAL STEP-UP DATE:            [July 15, 2011]

GMIB OPTIONAL STEP-UP WAITING PERIOD:        [1 year]

MAXIMUM OPTIONAL STEP-UP AGE:                [80]

OPTIONAL STEP-UP GMIB INCOME DATE:           [10th] Contract Anniversary following the date the most recent
                                             GMIB Optional Step-Up took effect

MAXIMUM OPTIONAL STEP-UP CHARGE:             [1.50%]

ALLOCATION, TRANSFER, AND REBALANCING LIMITS:
--------------------------------------------

     GMIB INVESTMENT DIVISIONS:              [6-Month EDCA
                                             12-Month EDCA
                                             BlackRock Money Market
                                             American Funds Balanced Allocation
                                             American Funds Moderate Allocation

ML-EGMIB-NY (6/12)

                                             SSgA Growth and Income ETF
                                             MetLife Conservative Allocation
                                             MetLife Conservative to Moderate Allocation
                                             MetLife Moderate Allocation]

     PLATFORM 1 MINIMUM PERCENTAGE:          [30%]

     PLATFORM 1 INVESTMENT DIVISIONS:        [American Funds Bond
                                             Barclays Captial Aggregate Bond Index
                                             BlackRock Bond Income
                                             BlackRock Money Market,
                                             PIMCO Inflation Protected Bond
                                             PIMCO Total Return
                                             Western Asset Management U.S. Government]

     PLATFORM 2 MAXIMUM PERCENTAGE:          [70%]

     PLATFORM 2 INVESTMENT DIVISIONS:        [American Funds Growth
                                             American Funds Growth-Income Fund
                                             Artio International Stock
                                             BlackRock Large Cap Core
                                             BlackRock Large Cap Value
                                             BlackRock Legacy Large Cap Growth
                                             Davis Venture Value
                                             Harris Oakmark International
                                             Janus Forty
                                             Jennison Growth
                                             Legg Mason ClearBridgeAggressive Growth
                                             Legg Mason Value Equity
                                             Loomis Sayles Global Markets
                                             Lord Abbett Bond Debenture
                                             Met/Franklin Income
                                             Met/Franklin Mutual Shares
                                             Met/Templeton Growth
                                             MetLife Stock Index
                                             MFS(R) Research International
                                             MFS(R) Total Return
                                             MFS(R) Value
                                             Morgan Stanley EAFE(R) Index
                                             Oppenheimer Capital Appreciation
                                             Oppenheimer Global Equity
                                             Pioneer Strategic Income]

     PLATFORM 3 MAXIMUM PERCENTAGE:          [15%]

     PLATFORM 3 INVESTMENT DIVISIONS:        [BlackRock Aggressive Growth
                                             Lazard Mid Cap
                                             Met/Artisan Mid Cap Value
                                             MetLife Mid Cap Stock Index
                                             Morgan Stanley Mid Cap Growth
                                             Neuberger Berman Mid Cap Value
                                             T. Rowe Price Mid Cap Growth]

     PLATFORM 4 MAXIMUM PERCENTAGE:          [15%]

     PLATFORM 4 INVESTMENT DIVISIONS:        [American Funds Global Small Capitalization Fund
                                             Clarion Global Real Estate
                                             Dreman Small Cap Value
                                             Invesco Small Cap Growth
                                             Loomis Sayles Small Cap Core
                                             Met/Dimensional International Small Company

ML-EGMIB-NY (6/12)

                                             Met/Eaton Vance Floating
                                             Met/Templeton International Bond
                                             MFS(R) Emerging Markets Equity
                                             Neuberger Berman Genesis
                                             RCM Technology
                                             Russell 2000(R) Index
                                             T. Rowe Price Small Cap Growth
                                             Van Eck Global Natural Resources]

The GMIB Rider may have limited usefulness in connection with a Qualified Contract, such as an IRA, in circumstances where, due to the 10-year waiting period after purchase and after an Optional Reset, the Owner is unable to exercise the Rider until after the required beginning date of the required minimum distributions under the Contract. In such event, required minimum distributions received from the contract will have the effect of reducing the Income Base either on a proportionate or dollar for dollar basis. Like any withdrawal, this may have the effect of reducing or eliminating the value of annuity payments under the GMIB Rider. However, this annuity does contain a feature that increases amounts that may be withdrawn to meet required minimum distributions determined for this annuity only without reducing the income base on a proportional basis. If you plan on taking amounts from this annuity to satisfy required minimum distributions for other qualified contracts or IRAs there may be a reduction or elimination of the value of annuity payments under this Rider. You should consider whether the benefit is appropriate for your circumstances. We encourage you to consult a tax advisor to discuss withdrawals related to this matter.

ML-EGMIB-NY (6/12)